Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Timothy Skidmore, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	President and Chief Executive Officer	9/5/2019
Jay D. Debertin	(principal executive officer)

/s/ Timothy Skidmore	Executive Vice President and Chief Financial Officer	9/5/2019
Timothy Skidmore	(principal financial officer)

/s/ Daniel Lehmann	Vice President Finance, Corporate Controller and Chief Accounting Officer	9/5/2019
Daniel Lehmann	(principal accounting officer)

/s/ Daniel Schurr	Chair of the Board of Directors	9/5/2019
Daniel Schurr

/s/ David Beckman	Director	9/5/2019
David Beckman

/s/ Clinton J. Blew	Director	9/5/2019
Clinton J. Blew

/s/ Dennis Carlson	Director	9/5/2019
Dennis Carlson

/s/ Scott A. Cordes	Director	9/5/2019
Scott A. Cordes

/s/ Jon Erickson	Director	9/5/2019
Jon Erickson

/s/ Mark Farrell	Director	9/5/2019
Mark Farrell

/s/ Steven Fritel	Director	9/5/2019
Steve Fritel

Name	Title	Date

/s/ Alan Holm	Director	9/5/2019
Alan Holm

/s/ David Johnsrud	Director	9/5/2019
David Johnsrud

/s/ Tracy G. Jones	Director	9/5/2019
Tracey G. Jones

/s/ David R. Kayser	Director	9/5/2019
David R. Kayser

/s/ Russell A. Kehl	Director	9/5/2019
Russell A. Kehl

/s/ Randy Knecht	Director	9/5/2019
Randy Knecht

/s/ Edward Malesich	Director	9/5/2019
Edward Malesich

/s/ Perry Meyer	Director	9/5/2019
Perry Meyer

/s/ Steve Riegel	Director	9/5/2019
Steve Riegel